CONSENT AGREEMENT AND AMENDMENT

THIS CONSENT AGREEMENT AND AMENDMENT dated as of March 11, 2016 (this “Agreement”) is entered into among Tech Data Corporation, a Florida corporation (the “Lessee”), SunTrust Bank, a Georgia banking corporation (the “Lessor”), the Lenders party hereto, the Alternative Lessees party hereto, the Guarantors party hereto and SunTrust Equity Funding, LLC, as agent (the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Participation Agreement (as defined below).

RECITALS

WHEREAS, the Lessee, the Lessor, the Lenders and the Agent entered into that certain Fourth Amended and Restated Participation Agreement, dated as of June 27, 2013 (as heretofore amended and as further amended or modified from time to time, the “Participation Agreement”), which has been acknowledged and agreed to by the Alternative Lessees;

WHEREAS, the Lessor and the Lessee entered into that certain Fourth Amended and Restated Lease Agreement, dated as of June 27, 2013 (as heretofore amended and as further amended or modified from time to time, the “Lease Agreement”), which has been acknowledged and agreed to by the Alternative Lessees;

WHEREAS, the Lessee, the Subsidiaries of the Lessee party thereto, the Agent and the Lessor entered into that certain Third Amended and Restated Guaranty Agreement (Lessee Obligations), dated as of June 27, 2013 (as heretofore amended and as further amended or modified from time to time, the “Guaranty Agreement”);

WHEREAS, the Lessor, the several lenders from time to time parties thereto and the Agent entered into that certain Fourth Amended and Restated Credit Agreement, dated as of June 27, 2013 (as heretofore amended and as further amended or modified from time to time, the “Lease Credit Agreement”);

WHEREAS, the Lessee has replaced the Tech Data Credit Agreement (as defined in the Participation Agreement) by that certain Amended and Restated Credit Agreement, dated as of November 5, 2015 (as in effect on the date of this Agreement, the “2015 Tech Data Credit Agreement”), among the Lessee, Bank of American N.A., as administrative agent, swing line lender and an L/C issuer, the other lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc. and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners, Citibank, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents and L/C issuers, SunTrust Bank, The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Unicredit Bank AG and HSBC Bank USA, National Association, as co-documentation agents;

WHEREAS, the Lessee has requested that the Agent, the Lessor and the Lenders consent to the 2015 Tech Data Credit Agreement for the purposes of the Incorporated Covenants (as defined in the Participation Agreement), and the Agent, the Lessor and the Lenders are willing to consent to the 2015 Tech Data Credit for purposes of such Incorporated Covenants on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Participation Agreement.
2.
    Consent to 2015 Tech Data Credit Agreement. Effective as of the Consent Effective Date (as defined below), the Financing Parties that are signatories hereto hereby consent and agree, and the Agent hereby consents and agrees, that (i) all references in the Participation Agreement and the other Operative Agreements to the “Tech Data Credit Agreement”, including, without limitation, with respect to the definition of “Incorporated Covenants” set forth in the first sentence of Section 7.3A of the Participation Agreement, shall be deemed to be references to the 2015 Tech Data Credit Agreement and (ii) the covenants set forth in Articles VII and VIII and the definitions related thereto in the 2015 Tech Data Credit Agreement shall become the Incorporated Covenants.
3.
    Applicable Margin. Appendix A to the Participation Agreement is hereby amended by deleting the definition of “Applicable Margin” where it appears therein and substituting therefor the following:
“Applicable Margin” means, from time to time, the following percentages per annum, based upon the Debt Ratings of both S&P and Moody’s as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s	Eurodollar Rate	Base Rate
1	BBB+/Baa1 or higher	1.125%	0.725%
2	BBB/Baa2	1.250%	0.850%
3	BBB-/Baa3	1.375%	0.975%
4	BB+/Ba1	1.625%	1.225%
5	Lower than BB+/Ba1	2.000%	1.600%

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of Tech Data’s non-credit-enhanced, senior unsecured long-term debt; provided that (i) if a Debt Rating is issued by each of the foregoing rating agencies and there is a split in the Debt Ratings of one level, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), (ii) if a Debt Rating is issued by each of the foregoing rating agencies and there is a split in the Debt Ratings of more than one level, then the Debt Rating that is one level lower than the higher of such Debt Ratings shall apply and (iii) if there is no Debt Rating in effect, Pricing Level 5 shall apply.
As of the Consent Effective Date, the Applicable Margin shall be Pricing Level 3. Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by Tech Data to the Agent of notice thereof pursuant to Section 7.03(e) of the 2015 Tech Data Credit Agreement and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
4.
    Condition Precedent. This Agreement shall be effective upon (i) receipt by the Agent of counterparts of this Agreement duly executed by the Lessee, the Alternative Lessees, the Guarantors, all of the Financing Parties (with respect to the amendment set forth in Section 3 above) and the Majority Financing Parties (with respect to the other provisions of this Agreement, it being understood that Mercantil Commercebank, N.A. is executing this Agreement to evidence its consent to Section 3 of this Agreement, but is abstaining as to the remaining provisions of this Agreement) and the Agent (the date of such receipt, the “Consent Effective Date”, provided that the pricing changes set forth in Section 3 above shall be effective as of April 1, 2016) and (ii) payment to the Agent, in immediately available funds, of a fee equal to 5 basis points (0.05%) of the aggregate Commitment of each Financing Party that executes this Agreement, which fee shall be distributed by the Agent to each such Financing Party within one Business Day of receipt.
5.
    Miscellaneous.
(a)
    The Participation Agreement and the obligations of the Lessee thereunder and under the other Operative Agreements, as amended as expressly set forth in this Agreement, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(b)
    Each Alternative Lessee (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Operative Agreements to which it is a party and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Operative Agreements to which it is a party.

(c)
    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Operative Agreements to which it is a party and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Guaranty Agreement or the other Operative Agreements to which it is a party.
(d)
    After giving effect to this Agreement, the Lessee represents and warrants to the Agent and the Financing Parties that no event has occurred and is continuing which constitutes a Default or an Event of Default.
(e)
    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or in a pdf format by email shall be effective as an original for all purposes.
(f)
    The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning thereof.
(g)
    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.
(h)
    The Lessee shall pay, or reimburse the Agent for, any and all out-of-pocket costs and expenses incurred by the Agent in connection with this Agreement, including, without limitation, reasonable and documented attorneys’ fees, within thirty (30) days of receipt by the Lessee of an invoice for any such costs and expenses.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

LESSEE & GUARANTOR:

TECH DATA CORPORATION,
a Florida corporation

By:    /s/ Scott W. Walker
Name:     Scott W. Walker
Title:    Treasurer

ALTERNATIVE LESSEE & GUARANTOR:

TECH DATA PRODUCT MANAGEMENT, INC.,
a Florida corporation

By:    /s/ Scott W. Walker
Name:     Scott W. Walker
Title:    Treasurer

ALTERNATIVE LESSEE:

TD FACILITIES, LTD.,
a Texas Partnership

By:    /s/ Scott W. Walker
Name:     Scott W. Walker
Title:    Treasurer

GUARANTOR:

TECH DATA FINANCE PARTNER, INC.,
a Florida corporation

By:    /s/ Scott W. Walker
Name:     Scott W. Walker
Title:    Treasurer

SUNTRUST BANK, as Lessor

By:     /s/ Doug Kennedy
Name:    Doug Kennedy
Title:    Vice President

SUNTRUST EQUITY FUNDING, LLC, as Agent

By:     /s/ Justin Wilde
Name: Justin Wilde
Title: Manager

THE BANK OF NOVA SCOTIA, as a Lender

By:     /s/ Eugene Dempsey
Name:    Eugene Dempsey
Title:    Director

FIFTH THIRD BANK, an Ohio banking corporation, as a Lender

By:     /s/ John A. Marian
Name:    John A. Marian
Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:     /s/ Seth Candill
Name:    Seth Candill
Title:    Vice President

MERCANTIL COMMERCEBANK, N.A., as a Lender, only as to the provisions of Section 3 of the foregoing Agreement

By:     /s/ Jose M. Sanchez
Name:     Jose M. Sanchez
Title:    VP Corp Int’l.

By:     /s/ Lisette Gallardo
Name:     Lissette Gallardo
Title:    VP

BTMU CAPITAL LEASING & FINANCE, INC., as a Lender

By:     /s/ Gregory Register
Name:    Gregory Register
Title:    Managing Director

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